Exhibit 99.1
TerraForm Global Announces Extension Until March 2017 to Regain Nasdaq Compliance

BETHESDA, Md., November 16, 2016 - TerraForm Global, Inc. (Nasdaq:GLBL) (the “Company”), a global owner and operator of clean energy power plants, announced today that, following a hearing on November 3, 2016, the Nasdaq Hearings Panel (the “Panel”) granted the Company’s request for an extension until March 27, 2017 to regain compliance with Nasdaq’s continued listing requirements with respect to its delayed Form 10-K for the year ended December 31, 2015 and its delayed Forms 10-Q for the periods ended March 31 and June 30, 2016. The Panel granted the Company the maximum possible extension until the expiration of the Panel’s discretion to allow continued listing while the Company remains out of compliance with Nasdaq’s continued listing requirements.

Based on discussions with the Panel’s staff, the extension granted by the Panel also covers the non-compliance by the Company with Nasdaq Listing Rule 5250(c)(1) caused by the failure of the Company to timely file its Form 10-Q for the period ended September 30, 2016, of which the Company was formally notified by a letter from a Senior Director of Nasdaq Listing Qualifications on November 15, 2016.

About TerraForm Global

TerraForm Global is a renewable energy company that is changing how energy is generated, distributed and owned. TerraForm Global creates value for its investors by owning and operating clean energy power plants in high-growth emerging markets. For more information about TerraForm Global, please visit: www.terraformglobal.com.

Cautionary Note Regarding Forward-Looking Statements

This communication contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts. These statements involve estimates, expectations, projections, goals, assumptions, known and unknown risks, and uncertainties and typically include words or variations of words such as “expect,” “anticipate,” “believe,” “intend,” “plan,” “seek,” “estimate,” “predict,” “project,” “goal,” “guidance,” “outlook,” “objective,” “forecast,” “target,” “potential,” “continue,” “would,” “will,” “should,” “could,” or “may” or other comparable terms and phrases.

Such statements include, without limitation, statements regarding the additional time that has been granted for the Company to regain compliance with the Nasdaq rules; the Company’s ability and time required to regain compliance with the Nasdaq rules; and the progress, outcome and timing of completing the delayed filings. These forward-looking statements are based on current expectations as of the date of this press release and are subject to known and unknown risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statements, including but not limited to: the extent and impact of delays in the Company’s completion of its financial statements and the filing of its annual and quarterly reports; whether the Panel will reconsider the terms of the extension granted; whether the Nasdaq Listing and Hearing Review Council will determine to review the Panel’s decision; the Company’s ability to regain compliance with Nasdaq's continued listing requirements; as well as additional factors we have described in other filings with the Securities and Exchange Commission.

The risks included above are not exhaustive. Other factors that could adversely affect our business and prospects are described in the filings made by us with the Securities and Exchange Commission.

The Company undertakes no obligation to publicly update or revise any forward-looking statement as a result of new information, future events or otherwise, except as otherwise required by law.

Contacts:

Investors:

Brett Prior
TerraForm Global
investors@terraform.com

Media:

Meaghan Repko / Joseph Sala / Nicholas Leasure
Joele Frank, Wilkinson Brimmer Katcher
media@terraform.com
(212) 355-4449